Exhibit 99.2

Fourth Quarter and Full Year 2014 February 3, 2015 Financial Results

design develop deliver advanced technology 2 Forward - Looking Statements This document contains certain forward - looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934 . The words “expect,” “estimate,” “anticipate,” “predict ” and similar expressions, and the negatives thereof, often identify forward - looking statements, which are not limited to historical facts . Our forward - looking statements include, among other things, our sales and earnings per share guidance for the first quarter of 2015 , as well as other statements, express or implied, concerning : future operating results or the ability to generate sales, income or cash flow ; and Benchmark’s business and growth strategies, including expected internal growth and performance goals . Although Benchmark believes these statements are based upon reasonable assumptions, they involve risks and uncertainties relating to our operations, markets and business environment generally . If one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated . All forward - looking statements included in this document are based upon information available to Benchmark as of the date of this document, and the Company assumes no obligation to update them . Readers are advised to consult further disclosures on related subjects particularly in Item 1 A, “Risk Factors” of the Company’s Annual Report on Form 10 - K for the year ended December 31 , 2013 , in its other filings with the Securities and Exchange Commission and in its press releases . This document includes certain financial measures, such as earnings and earnings per share, that exclude certain items and therefore are not in accordance with generally accepted accounting principles (“GAAP”) . A detailed reconciliation between GAAP results and results excluding special items (“non - GAAP”) is included in our press release and in the Appendix of this document .

design develop deliver advanced technology 3 Fourth Quarter 2014 Results (In millions, except EPS) Dec 31, 2014 Sep 30, 2014 Dec 31, 2013 Net Sales $709.5 $731.3 $756.8 Net Income – GAAP $24.0 $17.2 $67.5 Net Income – non - GAAP $23.2 $23.5 $23.5 Diluted EPS – GAAP $0.45 $0.32 $1.24 Diluted EPS – non - GAAP $0.43 $0.43 $0.43 Operating Margin – GAAP 4.0% 3.0% 8.0% Operating Margin – non - GAAP 4.0% 4.0% 4.1% Effective Tax Rate – non - GAAP 18.5% 16.2% 22.2% For the Three Months Ended Guidance Provided for the December 31, 2014 Quarter: ▪ Revenue $710 – $740 Results Within Guidance ▪ Diluted EPS – non - GAAP $0.41 – $0.45 Results Within Guidance

design develop deliver advanced technology 4 Fiscal Year 2014 Results (In millions, except EPS) Dec 31, 2014 Dec 31, 2013 Net Sales $2,797.1 $2,506.5 Net Income – GAAP $82.4 $111.2 Net Income – non - GAAP $89.3 $69.2 Diluted EPS – GAAP $1.52 $2.03 Diluted EPS – non - GAAP $1.65 $1.26 Operating Margin – GAAP 3.6% 4.6% Operating Margin – non - GAAP 3.9% 3.5% Effective Tax Rate – non - GAAP 17.9% 20.3% For Years Ended ▪ Strong Year - over - Year growth and earnings performance design develop deliver advanced technology 5 Fourth Quarter Industry Sector Update Revenue by Industry Sector Sector Dec 31, 2014 Sep 30, 2014 Dec 31, 2013 Q4 YoY Industrial Control Equipment 32% $230 30% $219 26% $199 16% Telecommunication Equipment 29% $202 32% $231 24% $183 11% Computers and Related Products for Business Enterprises 20% $143 21% $155 32% $243 (41%) Medical Devices 11% $81 10% $76 10% $73 11% Testing and Instrumentation Products 8% $54 7% $50 8% $59 (8%) Total Revenue $710 $731 $757

design develop deliver advanced technology 6 Financial Statement Highlights Balance Sheet and Cash Flows (In millions) Dec 31, 2014 Sep 30, 2014 Dec 31, 2013 Cash $427.4* $420.2 $345.6 Cash Flows from Operating Activities $22.8 $28.2 ($0.9) Capital Expenditures $8.8 $6.3 $8.6 Depreciation & Amortization $12.5 $11.8 $11.3 Accounts Receivable $520.4 $534.0 $559.8 Days Sales Outstanding 66 66 67 Inventory $401.3 $434.2 $396.7 Inventory Turns 6.5x 6.2x 7.0x Total Cost of Shares Repurchased $18.8 $13.2 $10.5 * Approximately $79 million of cash available in the U.S.

design develop deliver advanced technology 7 First Quarter 2015 Guidance Guidance Net Sales (in millions) $615 – $645 Diluted EPS – non - GAAP $0.30 – $0.34 ▪ Outlook is for the first quarter ending March 31, 2015.

design develop deliver advanced technology 8 President and CEO Commentary design develop deliver advanced technology 9 Portfolio Trends Traditional Revenue ▪ Continued demand variation in Traditional Markets ▪ Predominant growth of less variable Non - Traditional Markets Non - Traditional Revenue (Computing & Telecom) (Industrial, Medical & T&I) 3 - Year CAGR = 5% 3 - Year CAGR = 10%

design develop deliver advanced technology 10 Fourth Quarter 2014 New Business Wins Q4 2014 Number of New Business Wins by Segment ▪ Q4 2014: 46 new business bookings including 11 engineering projects ▪ E stimated annual revenue run rate between $120 - $160 million Quarterly Estimated Annual Revenue Run Rate for New Business Wins

design develop deliver advanced technology 11 Benchmark Market Overview Non - Traditional Markets Dec 31, 2014 Q1 - 15 Outlook (%) 2015 Outlook Industrial Control Equipment 32% $230 Down Mid - Single Digits Growth Medical Devices 11% $81 Up Low - Single Digits Growth Testing and Instrumentation Products 8% $54 Up Low - Single Digits Stable Total Revenue $365 Traditional Markets Dec 31, 2014 Q1 - 15 Outlook (%) 2015 Outlook Telecommunication Equipment 29% $202 Mid - Teen Digit Decrease Decline Computers for Business Enterprises 20% $143 Down ~20% Stable Total Revenue $345

design develop deliver advanced technology 12 ▪ Fourth Quarter Results – Strong and Consistent Performance in 2014 ▪ Strategic Priorities: o Portfolio Management o Operational Excellence o Customer Focus ▪ Continued Focus on Operating Margin Expansion Summary Fourth Quarter 2014

design develop deliver advanced technology 13 Appendix

Reconciliation of GAAP to non-GAAP Financial Results

(Amounts in Thousands, Except Per Share Data) – (UNAUDITED)

	Three Months Ended			Year Ended	
	Dec 31, 2014	Sep 30, 2014	Dec 31, 2013	December 31, 2014	December 31, 2013
Income from operations (GAAP)	$ 28,653	$ 21,915	$ 60,275	$ 100,144	$ 116,524
Restructuring charges and integration and acquisition-related costs	955	2,160	2,025	7,131	9,348
Asset impairment charge and other	(1,547)	-	-	(1,547)	2,606
Thailand flood-related items, net of insurance	-	-	(31,577)	(1,571)	(41,325)
Customer bankruptcy	-	5,029	-	5,029	-
Non-GAAP income from operations	$ 28,061	$ 29,104	$ 30,723	$ 109,186	$ 87,153
Net income (GAAP)	$ 24,011	$ 17,156	$ 67,489	$ 82,442	$ 111,159
Restructuring charges and integration and acquisition-related costs, net of tax	740	1,504	1,343	4,886	8,290
Asset impairment charge and other, net of tax	(1,547)	-	-	(1,547)	2,849
Thailand flood-related items, net of insurance and tax	-	-	(27,810)	(1,263)	(35,627)
Customer bankruptcy, net of tax	-	4,831	-	4,831	-
Discrete US tax benefit	-	-	(17,500)	-	(17,500)
Non-GAAP net income	$ 23,204	$ 23,491	$ 23,522	$ 89,349	$ 69,171
Earnings per share: (GAAP)					
Basic	$ 0.45	$ 0.32	$ 1.26	$ 1.54	$ 2.05
Diluted	$ 0.45	$ 0.32	$ 1.24	$ 1.52	$ 2.03
Earnings per share: (Non-GAAP)					
Basic	$ 0.44	$ 0.44	$ 0.44	$ 1.67	$ 1.28
Diluted	$ 0.43	$ 0.43	$ 0.43	$ 1.65	$ 1.26

Benchmark electronics
design develop deliver advanced technology
14